Exhibit 10.1

SHARE PURCHASE AGREEMENT

between

Net1 Holdings LI AG,

Registration Number: FL-0002.626.627-6,

Landstrasse 14, 9496 Balzers
("the Seller")

and

Kuno Frick Familienstiftung

Registration Number: FL - 0001.118.013-4

("the Purchaser")

and

as object of sale

Bank Frick & Co. AG

Landstrasse 14, 9496 Balzers, Liechtenstein

Registration Number: FL-0001.548.501-4

("the Company")

all together being the "Parties" or separately the "Party".

ANNEXURES

Annexure A Transfer Instruction

1 PARTIES AND INTERPRETATION

1.1 The parties to this agreement are -

1.1.1 Kuno Frick Familienstiftung, a Liechtenstein Foundation registered in the commercial register of Liechtenstein under number FL - 0001.118.013-4, Landstrasse 14, Post Box 43, FL-9496 Balzers, Liechtenstein ("Purchaser");

1.1.2 Net1 Holdings LI AG, a Liechtenstein Corporation (Aktiengesellschaft: public limited company) registered in the commercial register of Liechtenstein under number FL-0002.626.627-6, Landstrasse 14, 9496 Balzers, Liechtenstein ("Seller"); and

1.1.3 Bank Frick & Co. AG, registered in the commercial register of Liechtenstein under FL-0001.548.501-4, a company with limited liability whose principal place of business is at Landstrasse 14, Post Box 43, FL-9496 Balzers, Liechtenstein ("Company").

1.2 For the purposes of this Agreement, the following words and expressions will bear the meanings ascribed to them below and cognate expressions will bear corresponding meanings, unless the contrary appears from the context -

1.2.1 "Agreement" means the agreement contained in this document;

1.2.2 "Completion Date" the 1st business day after the day on which the last outstanding Condition Precedent is fulfilled or waived, as the case may be;

1.2.3 "Conditions Precedent" means the conditions precedent set out in clause 3;

1.2.4 "Purchase Price" shall have the meaning given to it in clause 5.1;

1.2.5 "Release and Indemnity" means the agreement headed "Release and Indemnity" entered into between, among others, the Seller, the Purchaser and the Company contemporaneously with the entering into of this Agreement in terms of which, among other things, the Seller (and its related parties and their respective employees and officers) is fully and finally released from any and all undertakings and security arrangements of any nature whatsoever provided by it (or them) to the Company and its related parties;

1.2.6 "Security Pledge and Cession" means the agreement headed "Security Pledge and Cession" entered into between, among others, the Seller and the Purchaser contemporaneously with the entering into of this Agreement in terms of which, among other things, the Purchaser pledges and cedes in security the Sale Shares to the Seller in order to secure all payment obligations by it in favour of the Seller under this Agreement;

1.2.7 "SHA" means the agreement headed "Amended and Restated Shareholders Agreement" dated 9th of April 2020; and

1.2.8 "Sale Shares" means the following shares in the issued share capital of the Company:

1.2.8.1 14,000 (fourteen thousand) voting shares; and

1.2.8.2 3,500 (three thousand five hundred) non-voting shares.

1.3 In this Agreement -

1.3.1 clause headings and the heading of the Agreement are for convenience only and are not to be used in its interpretation;

1.3.2 an expression which denotes -

1.3.2.1 any gender includes the other genders;

1.3.2.2 a natural person includes a juristic person and vice versa;

1.3.2.3 the singular includes the plural and vice versa;

1.3.2.4 a Party includes a reference to that Party's successors in title and assigns allowed at law; and

1.3.2.5 a reference to a consecutive series of two or more clauses is deemed to be inclusive of both the first and last mentioned clauses.

1.4 Any reference in this Agreement to -

1.4.1 "business hours" shall be construed as being the hours between 08h30 and 17h00 on any business day.  Any reference to time shall be based upon Central European Standard Time;

1.4.2 "days" shall be construed as calendar days unless qualified by the word "business", in which instance a "business day" will be any day other than a Saturday, Sunday or legally proclaimed public holiday (being such in the Republic of South Africa and/or Liechtenstein from time to time).

1.5 The words "include" and "including" mean "include without limitation" and "including without limitation".  The use of the words "include" and "including" followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

1.6 Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

1.7 Unless otherwise provided, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

1.8 Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the immediately preceding business day.

2 INTRODUCTION

2.1 The share capital of the company is CHF 20,000,000 (twenty million Swiss francs) and is divided into 40,000 (forty thousand) registered shares with a par value of CHF 500 (five hundred Swiss francs) each.

2.2 In addition, CHF 5,000,000 (five million Swiss francs) were issued in 10,000 (ten thousand) registered PCs (Participation Certificates, non-voting shares, Partizipationsscheine) with a par value of CHF 500 (five hundred Swiss francs) each.

2.3 The parties agreed that the Purchaser will buy the Sale Shares from Net1 on the terms and subject to the conditions set out in this Agreement.

3 CONDITIONS PRECEDENT

3.1 Save for clauses 1 to 3 and clauses 9 to 14, all of which will become effective immediately, this agreement is subject to the fulfilment of the Conditions Precedent that by not later than 23h59 on 3 February 2021 -

3.1.1 the board of directors of the Company has approved the transfer of the Sale Shares in terms of this Agreement;

3.1.2 the Parties have signed the Security Pledge and Cession and the Security Pledge and Cession has become unconditional in accordance with its terms, other than in respect of any condition which requires this Agreement to become unconditional in accordance with its terms; and

3.1.3 the relevant Parties have entered into the Release and Indemnity and the Release and Indemnity has become unconditional in accordance with its terms, other than in respect of any condition which requires this Agreement to become unconditional in accordance with its terms.

3.2 All Parties shall use their reasonable endeavours and the Parties will co-operate in good faith to procure the fulfilment of the Conditions Precedent as soon as reasonably possible after the Signature Date.

3.3 Unless all the Conditions Precedent have been fulfilled or waived by not later than the relevant dates for fulfilment thereof set out in clause 4.1 (or such later date or dates as may be agreed in writing between the Parties before the aforesaid date or dates) the provisions of this agreement, save for clauses 1 to 3 and clauses 9 to 14, which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be possible and none of the Parties will have any claim against the others in terms hereof or arising from the failure of the Conditions Precedent.

4 SALE AND PURCHASE

4.1 Against payment in full of the first instalment contemplated in clause 5.1.1, the Seller hereby sells and transfers and the Purchaser hereby acquires the Sale Shares on the Completion Date.

4.2 The Seller undertakes to complete and deliver to the Company the transfer form attached to this Agreement as Annexure A and, on receipt thereof, the Purchaser shall immediately procure the completion and delivery of the necessary transfer form/s back to the Seller pursuant to the provisions of the Security Pledge and Cession.

5 PRICE AND PAYMENT

5.1 The Parties agree that the total aggregate purchase price payable by the Purchaser to the Seller for the Sale Shares will be an amount of USD30,000,000 (thirty million United States Dollars) ("Purchase Price"), payable in instalments as follows -

5.1.1 the first instalment of USD18,610,500 (eighteen million six hundred and ten thousand five hundred United States Dollars) will become due and payable on 4 February 2021, provided that the Purchaser shall be entitled (and required) to set-off any payment obligation by the Seller under the Release and Indemnity against the Purchaser's obligation to pay under this clause 5.1.1;

5.1.2 the second instalment of USD7,500,000 (seven million five hundred thousand United States Dollars) will become due and payable on 30 October 2021;  and

5.1.3 the third and final instalment of USD3,889,500 (three million eight hundred and eighty nine thousand five hundred United States Dollars) will become due and payable on 15 July 2022.

5.2 Subject to the provisions of clause 5.6.2.2, no interest shall accrue on the Purchase Price.

5.3 The Purchaser may at any time prepay the whole or any part of the outstanding balance of the Purchase Price. Upon payment in full of the entire Purchase Price the security held by the Seller under the Security Pledge and Cession will fall away in accordance with its terms.

5.4 All payments by the Purchaser will be made by electronic funds transfer of freely available funds without set-off or deductions of any nature whatsoever (save as expressly permitted in the Release and Indemnity) into the following account held by Net1 with the Company -

Account 0103407/001.000.840

IBAN: LI38 0881 1010 3407 K000 U

5.5 The Purchaser's payment in full of all instalments of the Purchase Price shall constitute full and final discharge of the Purchaser's payment obligations in terms of this clause 5.

5.6 In the event that -

5.6.1 the Purchaser fails to make any payment due under clause 5.1; or

5.6.2 the Company and/or the Purchaser becoming the subject of any formal proceedings in terms of which an administrator is appointed to assume part or all of the functions of the board of directors of the Company or the Purchaser, as the case may be, or the Company and/or the Purchaser enters into a general compromise with its/their creditors (excluding any compromises entered into in the normal and ordinary course of business), then -

5.6.2.1 the balance of all payments under the Agreement will automatically accelerate and immediately become due and payable without the need for any further written notice;  and

5.6.2.2 the outstanding balance of payments will automatically attract interest at a fixed rate of 5% (five percent) per annum compounded monthly in arrears without the need for any further written notice.

5.6.3 The Seller shall be entitled to cede all or any of its rights to receive payment under this Agreement, to its ultimate controlling shareholder or to any company directly or indirectly controlled by such ultimate controlling shareholder.

6 FMA NOTIFICATION

6.1 The Parties acknowledge that every proposed direct or indirect acquisition and every proposed direct or indirect disposal of a qualifying holding in a bank or investment firm must be notified in writing to the FMA by the person or persons interested in the acquisition and the disposal. Every proposed direct or indirect increase or every proposed direct or indirect reduction of a qualifying holding must also be notified if, as a consequence of the increase or reduction, the thresholds of 20%, 30%, or 50% of the capital or voting rights of the bank or investment firm were to be reached or crossed in either direction, or the bank or investment firm were to become a subsidiary of an acquirer, or the bank or investment firm were to no longer be a subsidiary of the person disposing of the qualifying holding.

6.2 It is recorded for the sake of good order that the Purchaser notified the FMA on 1 February 2021 about the intended transfer of the Sale Shares pursuant to this Agreement.

7 TERMINATION OF SHAREHOLDERS AGREEMENT

The SHA is hereby terminated on the Completion Date and against payment in full of the first instalment contemplated in clause 5.1.1 (but without prejudice to any claims which a Party may have under the SHA the cause of action of which arose prior to the Completion Date).

8 ANTI EMBARRASSMENT UNDERTAKING

8.1 In the event that a Disposing Party: (i) Disposes (whether in one or more transactions) of all or any part of the Relevant Sale Equity (or any rights therein) to a third party; or (ii) receives a Special Distribution, at any time prior to the first anniversary of the Completion Date, the Purchaser shall pay to Net1 an amount equal to 75% of the difference between: (i) the Disposal Price; or (ii) the Special Distribution, as applicable, on the one hand and the purchase price payable by the Purchaser to the Seller under clause 5.1, on the other hand ("Net1 Disposal Profit").

8.2 The Net1 Disposal Profit shall be payable to Net1 within 10 business days of receipt of the Disposal Price or Special Dividend, as the case may be, by the Disposing Party into any bank account nominated by the Seller in writing, in the case of a cash payment, or, in the case of shares or other non-cash consideration ("Non Cash Consideration"), deliverable to the Seller by whatever form of delivery that might be appropriate, including any form of constructive delivery. If the Non-Cash Consideration is subject to any restrictions which preclude the delivery of such consideration to the Seller, then the Disposing Party will hold the Non-Cash Consideration as the Seller's nominee until such time as the restrictions have been lifted, and ownership and all risk and benefit in and to the Non-Cash Consideration will be deemed to have passed to the Seller on the date on which the Disposing Party receives the Non-Cash Consideration.

8.3 The Parties agree that once all or part of the Relevant Sale Equity is Disposed of ("Disposed Sale Equity") and the Purchaser has procured the payment by the Disposing Party as set out in this clause 8, then notwithstanding the fact that a Disposing Party may subsequently trigger a further Disposal in respect of the same Disposed Sale Equity, the Seller shall have no further claim against the Disposing Party in respect of such subsequent Disposal.

8.4 For purposes of this clause 8 -

8.4.1 "Dispose" means -

8.4.1.1 to sell, exchange, assign, cede, donate, transfer or otherwise alienate any Shares; and/or

8.4.1.2 to procure that the Company and/or its subsidiaries sell, exchange, assign, cede, donate, transfer or otherwise alienate all or any material part of their businesses and assets to a third party; and/or

8.4.1.3 to enter into any transaction or arrangement of any nature whatsoever which is designed to have the same/similar economic effect as an event contemplated in clauses 8.4.1.1 and/or 8.4.1.2; and/or

8.4.1.4 any initial public offering of the Relevant Sale Equity, in which event the Disposal Price will be the listing price,

and "Disposed" and "Disposal" shall have a corresponding meaning;

8.4.2 "Disposing Party" means: (i) the Company, in respect of any Disposal in terms of clauses 8.4.1.2 (and/or 8.4.1.3 to the extent applicable); or (ii) KFS in all other instances (including the receipt by it of a Special Dividend);

8.4.3 "Disposal Price" means the price at which the Relevant Sale Equity is Disposed of pursuant to the Disposal, net of any bona fide arm's length expenses incurred by the Disposing Party in procuring the Disposal, provided that for purposes of determining the Disposal Price the following shall be included in the calculation of the Disposal Price -

8.4.3.1 any special or extraordinary dividends (or other distributions) declared by the Company (whether in cash or in kind) subsequent to the implementation of the transaction contemplated in this Agreement;

8.4.3.2 the amount of any other direct or indirect consideration payable on account of the Disposal, irrespective of its nature, including without limitation, any restraint of trade payment or pre sale dividend declaration or dividend entitlement excluded from the Disposal, and where the Disposal Price is paid by way of Non-Cash Consideration, the Disposal Price will be determined by valuing the Non-Cash Consideration at its fair market value as at the date of its receipt by the Disposing Party;

8.4.4 "Distribution" means, in relation to the Company, any payment (whether in cash or in specie and whether by way of set-off, counterclaim or otherwise) by way of interest or principal (whether in respect of an inter-company loan or otherwise), dividend, redemption, fee, royalty or other distribution or payment (including by way of the repurchase of any shares) by or on behalf of the Company to or for the account of any Shareholder;

8.4.5 "Ordinary Distribution" means any Distribution which the Company pays to the ordinary Shareholders from profits of the Company generated in the ordinary course of business;

8.4.6 "Relevant Sale Equity" means -

8.4.6.1 the Shares held by KFS, or any portion thereof, as well as any corresponding loan claims ("Sale Equity"), or any portion thereof; and/or

8.4.6.2 any instrument into which any of the Sale Equity may have been converted, or for which it may have been exchanged after the Completion Date; and/or

8.4.6.3 in respect of a disposal in terms of 8.4.1.2, all or any material part of the businesses and assets of the Company and/or its subsidiaries, as the case may be; and

8.4.7 "Special Distribution" means any Distribution which the Company pays to the Shareholders, excluding any Ordinary Distribution, but including a distribution out of the proceeds of: (i) a Disposal in terms of clause 8.4.1.2; and (ii) a capital raise by the Company by way of the issue of Shares (and/or any instrument convertible into Shares) and/or conferring any right which would allow the holder thereof to directly or indirectly participate in the profits of the Company.

9 WARRANTIES

9.1 Each of the Parties hereby warrants to and in favour of the others that -

9.1.1 it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this agreement;

9.1.2 this agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms;

9.1.3 the execution of this agreement and the performance of its obligations hereunder does not and shall not -

9.1.3.1 contravene any law or regulation to which that Party is subject;

9.1.3.2 contravene any provision of that Party's constitutional documents; or

9.1.3.3 conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it.

9.2 It is recorded that the Purchaser is intimately involved in the business and affairs of the Company.  As such, the Seller hereby only warrants that it has the ability to give unencumbered transfer of the Sale Shares to the Purchaser but, save for such warranties and representations expressly given or made in this Agreement, no warranties or representations are given or made by the Seller, in respect of the Sale Shares, the Company or its business, or any other matter whatsoever.

10 PUBLICITY

10.1 Subject to clause 10.3, each Party undertakes to keep confidential and not to disclose to any third party, save as may be required in law (including by the rules of any recognised securities exchange, where applicable) or permitted in terms of this Agreement, the nature, content or existence of this Agreement and any and all information given by one Party to the other pursuant to this Agreement.

10.2 No announcements of any nature whatsoever will be made by or on behalf of a Party relating to this Agreement without the prior written consent of the other Party, save for any announcement or other statement required to be made in terms of the provisions of any law or by the rules of any recognised securities exchange, in which event the Party obliged to make such statement will first consult with the other Party in order to enable the Parties in good faith to attempt to agree the content of such announcement, which (unless agreed) must go no further than is required in terms of such law or rules.  This will not apply to a Party wishing to respond to the other Party which has made an announcement of some nature in breach of this clause 10.

10.3 This clause 10 shall not apply to any disclosure made by a Party to its professional advisors or consultants, provided that they have agreed to the same confidentiality undertakings, or to any judicial or arbitral tribunal or officer, in connection with any matter relating to this Agreement or arising out of it.

10.4 The press release regarding the transactions contemplated in this Agreement shall be agreed by the Parties prior to such release.

11 BREACH

11.1 In the event of any of the Parties ("Defaulting Party") committing a breach of any of the terms of this Agreement and failing to remedy such breach within a period of 5 days after receipt of a written notice from another Party ("Aggrieved Party") calling upon the Defaulting Party so to remedy, then the Aggrieved Party shall be entitled, at its sole discretion and without prejudice to any of its other rights in law, either to claim specific performance of the terms of this Agreement or to cancel this Agreement forthwith and without further notice, and in either case to claim and recover damages from the Defaulting Party.

11.2 The Parties agree that any costs awarded will be recoverable on an attorney-and-own-client scale unless the Court specifically determines that such scale shall not apply, in which event the costs will be recoverable in accordance with the High Court tariff, determined on an attorney-and-client scale.

12 NOTICES AND DOMICILIA

12.1 The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the following email addresses -

Name	Physical Address	Email Address
The Seller	Landstrasse 14	alex.smith@net1.com
FL - 9496 Balzers

and to:

6th Floor, President Place
Cnr Jan Smuts Ave and Bolton Road
Rosebank
Johannesburg
2121
\	South Africa

Marked for the attention of: Alex Smith

Name	Physical Address	Email Address
The Purchaser	Landstrasse 14	Mario.Frick@sfplex.li
	FL - 9496 Balzers	Roland.Frick@bankfrick.li

Marked for the attention of: Dr. Mario Frick and Roland Frick

Name	Physical Address	Email Address
The Company	Landstrasse 14	Edi.woegerer@ bankfrick.li
	FL - 9496 Balzers	Kimsey.jordan@ bankfrick.li

Marked for the attention of: Geschäftsleitung

provided that a Party may change its domicilium to another physical address (provided that such physical address is not a post office box or poste restante), or may change its address for the purposes of notices to any other physical address or email address by written notice to the other Party to that effect.  Such change of address will be effective 5 business days after receipt of the notice of the change.

12.2 All notices to be given in terms of this Agreement will be given in writing and will -

12.2.1 be delivered by hand or sent by email;

12.2.2 if delivered by hand during business hours, be presumed to have been received on the date of delivery.  Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

12.2.3 if sent by email during business hours, be presumed to have been received on the date of successful transmission of the email.  Any email sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.

12.3 Notwithstanding the above, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause 12.

13 GOVERNING LAW AND JURISDICTION

13.1 This Agreement and any claim arising out of or in connection therewith shall be governed by, and construed in accordance with, the substantive laws of Liechtenstein, excluding its rules on conflict of laws and excluding international treaties (in particular the Vienna Convention on the International Sale of Goods dated 11 April 1980; CISG).

13.2 Any dispute, controversy or claim arising out of or in relation to this contract, including the validity, invalidity, breach or termination thereof as well as non-contractual claims, shall be resolved by arbitration in accordance with the Rules of Arbitration of the Liechtenstein Chamber of Commerce and Industry to the exclusion of the judicial authorities. The following specific rules are agreed on -

13.2.1 the number of arbitrators shall be one.

13.2.2 the seat of the arbitral tribunal shall be Balzers.

13.2.3 the arbitral proceedings shall be conducted in English.

13.3 The amount in dispute for the calculation of fees and costs is uncapped.

14 MISCELLANEOUS

14.1 This Agreement supersedes and replaces all and any agreements between the Parties (or any of them, as may be applicable) and undertakings given to or on behalf of the Parties (or any of them, as may be applicable) in relation to the subject matter of this Agreement.

14.2 This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on either of the Parties.

14.3 No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties. No waiver, suspension or postponement by either Party of any right arising out of or in connection with this Agreement shall be of any force or effect unless in writing and signed by that Party.

14.4 No latitude, extension of time or other indulgence which may be given or allowed by either Party to the other in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of either Party arising from this Agreement and no single or partial exercise of any right by either Party under this Agreement, shall in any circumstances be construed to be an implied consent or election by that Party or operate as a waiver or a novation of or otherwise affect any of its rights in terms of or arising from this Agreement or preclude it from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

14.5 Except as specifically provided otherwise in this Agreement, no Party may assign this Agreement nor any right or obligation hereunder without the prior written consent of the other Party.

14.6 If any provision, or portion of provision, contained in the Agreement is invalid or unenforceable, the remaining provisions, or the remaining portion of such provision, shall remain in full force and effect. Instead of the invalid provision, a rule shall apply that achieves as closely as possible the intention of the Parties in drafting the invalid provision

14.7 Each Party undertakes to keep, and shall procure that its affiliates, their employees, representatives and advisors keep, in strict confidence the information which they received on the banking aspects (including in respect of matters relating to clients and internal procedures). This confidentiality obligation shall continue to be in effect after termination of this Agreement.

14.8 Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement.

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Share Purchase Agreement – Signature Page

SIGNED at Balzers on 3 February 2021

For and on behalf of

KUNO FRICK FAMILIENSTIFTUNG

/s/ Dr Mario K. Frick

Name of Signatory : Dr. Mario K. Frick

Designation of Signatory: Director / Board member

Share Purchase Agreement – Signature Page

SIGNED at Balzers on 3 February 2021

For and on behalf of

NET1 HOLDINGS LI AG

/s/ Dr. Mario K. Frick

Name of Signatory : Dr. Mario K. Frick

Designation of Signatory: Director

/s/ A.M.R. Smith

Name of Signatory: A.M.R. Smith

Designation of Signatory: Director

Share Purchase Agreement – Signature Page

SIGNED at Balzers on 3 February 2021

For and on behalf of

BANK FRICK & CO AG

/s/ Melanie Mündle

Name of Signatory : Melanie Mündle

/s/ Edi Wögerer

Name of Signatory : Edi Wögerer

Annexure A

Transfer Instruction

ASSIGNMENT AND TRANSFER OF Registered Shares and Participation Certificates

This Assignment and Transfer of Stock Certificate (the "Assignment") is made and effective on ………. February 2021,

BETWEEN:

Net1 Holdings LI AG,

Registration Number: FL-0002.626.627-6,

Landstrasse 14, 9496 Balzers ("Net1" or "the Seller")

AND:

Kuno Frick Familienstiftung

Registration Number: FL - 0001.118.013-4

(being "the Shareholder" of Bank Frick)

("KFS"  or "the Purchaser")

FOR VALUE RECEIVED, and according to the Share Purchase Agreement of ………., after payment of the first installment of USD 15,000,000 the undersigned hereby sells, assigns and transfers to the Purchaser

a. 35% of the 40,000 (forty thousand) registered: 14'000 shares.

b. 35% of the original 10,000 (then thousand) PCs: 3,500 PCs.

of the stock of

Bank Frick & Co. AG

Landstrasse 14, 9496 Balzers, Liechtenstein

Registration Number: FL-0001.548.501-4

("Bank Frick" or "the Bank" or "the Company")

These shares and Participation Certificates (PC) are registered in the SELLER's bank deposit with  Bank Frick & Co AG: 602.440

The undersigned SELLER hereby and irrevocably constitutes and appoints Bank Frick & Co AG,  to transfer the said stock to the deposit of the Purchaser (subject to the terms of the agreement headed " Security Pledge and Cession" entered into on or about 3 February 2021).

Name of Director	Signature